EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-57924, No. 33-54158, and No. 33-51655) of Quaker Chemical Corporation of our report dated February 21, 1995 appearing on page 25 of the 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 29, 1995

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